UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2014

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INTEL CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	000-06217	94-1672743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Mission College Blvd., Santa Clara, California 95054-1549

(Address of principal executive offices) (Zip Code)

(408) 765-8080

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

Intel’s Annual Stockholders’ Meeting was held on May 22, 2014.  At the meeting:

1)	stockholders elected 10 persons to serve as directors of Intel;

2)	stockholders ratified the selection of Ernst & Young LLP to serve as the independent registered public accounting firm of Intel for 2014;

3)	stockholders approved, on an advisory basis, Intel’s executive compensation.

Set forth below, with respect to each such matter, are the number of votes cast for or against, the number of abstentions and the number of broker non-votes.

1)	Election of Directors

Nominee	For	Against	Withhold	Broker Non-Votes
Charlene Barshefsky	2,960,724,599	94,628,136	12,084,374	1,009,950,592
Andy D. Bryant	2,972,915,932	83,172,744	11,348,433	1,009,950,592
Susan L. Decker	3,028,521,689	27,058,878	11,856,542	1,009,950,592
John J. Donahoe	2,995,371,242	59,845,967	12,219,900	1,009,950,592
Reed E. Hundt	2,975,265,423	79,209,766	12,961,920	1,009,950,592
Brian M. Krzanich	3,001,103,286	54,905,970	11,427,853	1,009,950,592
James D. Plummer	3,023,678,582	31,463,933	12,294,594	1,009,950,592
David S. Pottruck	2,945,704,660	109,266,508	12,465,941	1,009,950,592
Frank D. Yeary	3,019,300,379	35,689,677	12,447,053	1,009,950,592
David B. Yoffie	2,731,100,531	323,880,380	12,456,198	1,009,950,592

2)	Ratification of Selection of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
4,018,955,475	38,763,569	19,668,657	(0)

3)	Advisory Vote to Approve Executive Compensation

For	Against	Abstain	Broker Non-Votes
2,894,756,808	148,191,657	24,488,644	1,009,950,592

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION (Registrant)
/s/ Cary I. Klafter
Date: May 28, 2014	Cary I. Klafter Corporate Secretary